Exhibit 5.1

SILVERMAN SHIN & BYRNE PLLC

July 2 , 2018

Board of Directors

Hemispherx Biopharma, Inc.

860 N. Orange Avenue, Suite B

Orlando, Florida 92130

Ladies and Gentlemen:

We have acted as special counsel to Hemispherx Biopharma, Inc., a Delaware corporation (the “ Company “), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “ Registration Statement “) with the Securities and Exchange Commission (the “ Commission “) under the Securities Act of 1933, as amended (the “ Act “), relating to the registration for offering and sale from time to time by the Company of an indeterminate number of the following securities of the Company, with an aggregate initial public offering price of up to $75,000,000: (i) shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) shares (the “Preferred Shares” and together with the Common Shares, the “ Shares “) of the Company’s preferred stock, par value $0. 01 per share (the “ Preferred Stock “) in one or more classes or series; (iii) debt securities (the “Debt Securities”) to be issued pursuant to one or more indentures, in substantially the form filed as an exhibit to the Registration Statement (each, an “Indenture”); (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (the “Warrants”) to be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”); and (v) units comprising shares of Common Stock, shares of Preferred Stock, Debt Securities and/or Warrants (the “Units” and together with the Shares, the Debt Securities and the Warrants, the “Securities”) to be issued pursuant to one or more unit agreements (each, a “Unit Agreement”). This opinion letter is being furnished at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement (both as herein defined) other than as expressly stated herein with respect to the issuance of any Securities (as defined below).

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the registration of the Securities, as described in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions below, we have assumed all such proceedings have been timely completed or will be timely completed in the manner presently proposed in the Registration Statement.

For purposes of rendering this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, (ii) the certificate of incorporation and bylaws of the Company, both as amended through the date hereof (collectively, the “Governing Documents”) and (iii) such other agreements, instruments, corporate records and other documents as we have deemed necessary or appropriate for the purpose of issuing this opinion letter, and we have obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary or appropriate.

Without limiting the generality of the foregoing, in our examination and in rendering this opinion letter, we have, with your permission, assumed without independent verification, that (i) each document we have reviewed or which is referenced herein has been or will be duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (ii) each Indenture has been or will be executed in substantially the form filed as an exhibit to the Registration Statement; (iii) any and all agreements, instruments or other documents relating to the offering, issuance or sale of any Securities, including, without limitation, any and all Indentures (including any officer’s certificate or supplemental indenture relating thereto), Warrant Agreements (including each warrant certificate contemplated thereby), and Unit Agreements (including each unit certificate contemplated thereby) (collectively, the “Securities Documents”) have been or will be duly authorized, executed and delivered by the Company; (iv) the obligations of each party set forth in the Securities Documents are or will be its valid and binding obligations, enforceable in accordance with their respective terms; (v) no Securities have been or will be offered, issued or sold in violation or breach of, nor will any such offering, issuance or sale result in a default under, any agreement or instrument that is binding upon the Company or any requirement or restriction imposed by any governmental or regulatory agency, authority or body; (vi) the Company has taken or will take all corporate action required in connection with the authorization, offering, issuance and sale of Securities (including, without limitation, any Shares or other securities of the Company underlying any Warrants, Debt Securities or Units), and all Securities have been or will be offered, issued and sold, in compliance with all applicable laws, the Governing Documents and the relevant Securities Documents in effect at all relevant times, and any and all certificates evidencing Shares, Warrants or Units are or will be properly signed, registered and delivered, as necessary, in accordance with all applicable laws, the Governing Documents and the relevant Securities Documents (collectively, “Corporate Proceedings”); (vii) after any issuance of Common Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s certificate of incorporation; (viii) the voting rights, designations, preferences, limitations, restrictions, privileges and relative rights of each class or series of Preferred Shares have been or will be fixed in a certificate of designation relating to such class or series, prepared in the form prescribed by applicable law, duly signed by an officer of the Company and properly filed with the Delaware Secretary of State (each, a “Certificate of Designation”) prior to the issuance of any shares of such class or series of Preferred Shares, and at no time will the total number of shares of Preferred Stock designated pursuant to all then-effective Certificates of Designation exceed the total number of shares of Preferred Stock then authorized under the Company’s certificate of incorporation; (ix) after any issuance of Preferred Shares, the total number of issued and outstanding shares of each class or series thereof, together with the total number of shares of such class or series then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement or otherwise, will not exceed the total number of shares of such class or series then designated under the Certificate of Designation for such class or series; (x) the statements of fact and representations and warranties set forth in the documents we have reviewed are, or at all relevant times will be, true and correct as to factual matters; (xi) each natural person executing a document has or will have sufficient legal capacity to do so; (xii) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and (xiii) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete;

We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Insofar as the opinions expressed herein relate to matters of United States federal laws or regulations or to matters of the General Corporation Law of the State of Delaware, we have relied exclusively on the latest standard compilations of such statutes and laws as reproduced in commonly accepted unofficial publications available to us.

Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

Based upon the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.       When all Corporate Proceedings have been taken and completed in respect of any offering, issuance or sale of Shares, and to the extent such Shares have been issued in accordance with all applicable terms and conditions set forth in the relevant Securities Documents, including payment in full of all consideration required therefor as authorized by such Corporate Proceedings and prescribed by such Securities Documents, such Shares will be duly authorized, validly issued, fully paid and non-assessable.

2.       When all Corporate Proceedings have been taken and completed in respect of any offering, issuance or sale of Debt Securities, Warrants or Units, such Securities will be duly authorized.

The opinions expressed herein are based upon the applicable laws of the State of Delaware and the facts in existence on the date hereof. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm therein under the heading “Legal Matters”. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Silverman Shin & Byrne PLLC
Silverman Shin & Byrne PLLC